LendingClub Closes First Self-Sponsored Securitization to Expand Investor Access
Market Leader Sponsors, Services and Administers $279.4 Million Transaction Backed by Consumer Loans

San Francisco, CA - June 22, 2017 - LendingClub (NYSE:LC), America’s largest online marketplace connecting borrowers and investors, today closed its inaugural self-sponsored securitization deal. The Consumer Loan Underlying Bond (CLUB) NP Credit Trust 2017-NP1 (CLUB 2017-NP1) issued $279.4 million in notes backed by consumer loan assets facilitated through the LendingClub platform. The transaction marks the start of LendingClub’s securitization program as Sponsor, Servicer and Administrator. LendingClub expects to sponsor programmatic securitizations and to use the CLUB structure for future transactions. This is the fifth securitization backed by consumer loan assets facilitated through the LendingClub platform and the third rated securitization of such assets overall.

“We are pleased to debut our securitization sponsorship capability. It allows us to expand access to large scale, long term investors,” said Scott Sanborn, CEO of LendingClub. “The incredible demand for the assets we facilitate is a strong indicator of investor confidence in the LendingClub brand and positions us well for future growth.”

LendingClub anticipates that programmatic use of the CLUB structure could provide institutional ABS investors with consistent access to securitized assets facilitated through its platform, standardization, consistency, and a more efficient means of financing for the long-term. The transaction was rated by Kroll and includes $162.4 million of Class A notes rated “A- (sf)”, $41.2 million of Class B notes rated “BBB (sf)” and $75.7 million of Class C notes rated “BB (sf)” backed by approximately $337 million of collateral. Each tranche of notes was oversubscribed by a diverse set of investors, most of whom were new to investing in assets facilitated by LendingClub. Citi and JP Morgan acted as lead underwriters. BNP and Jefferies acted as co-managers.

“I’m very pleased with our execution. We’re broadening our platform to tap into a large and liquid ABS market and with this deal we’ve reached 20 new investors, including insurance companies and large asset managers who are looking for new ways to access the platform,” said Patrick Dunne, Chief Capital Officer of LendingClub. “This transaction also demonstrates a capital markets financing alternative for the portfolios of our existing investors, which may provide better pricing transparency and enhanced liquidity.”

The CLUB 2017-NP1 transaction comes as LendingClub is seeing oversubscription from its diverse investor base for the assets it facilitates and an improved investor experience.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub's online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of solid returns. LendingClub is based in San Francisco, California.

Safe Harbor Statement

Some of the statements above, including statements regarding investor demand, our ability to access the securitization markets in the future and our potential for future growth are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; ability to achieve cost savings from recent restructurings; LendingClub’s ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; conditions in the market for securitizations; demand for the types of loans facilitated by LendingClub;

default rates and those factors set forth in the section titled “Risk Factors” in LendingClub’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each filed with the SEC. LendingClub may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. LendingClub does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s member payment dependent notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

###